Contract # 64

Moscow                                                           April 17, 2000

         Joint Venture [Varus Video] (AOZT), hereinafter named as [Vendor], in the person of chairman of the Board of directors Kononenko G. Ya., acting on the basis of the Company's Charter and Order No. 16 issued on 27.04.93, on one part, and ZAO[Oxiris], hereinafter named as[Purchaser], in the person of general director Dolgov V. A., acting on the basis of the Company's Charter, on the other part, have concluded the present contract concerning the following:

1. SUBJECT OF THE CONTRACT.
         1.1. Vendor undertakes to deliver, and Purchaser undertakes to pay for under conditions in accordance with the present contract the goods (magnetic video phonograms in cassettes of the VHS format of the television standard of PAL with record of feature films and programs) foreseen by Vendor's price - list.

         1.2. Goods delivery will be performed on the basis of verbal or through fax sent request of Purchaser. Quantity, range, price of the goods are fixed in way - bills accompanying each lot of the goods.

         1.3. The parties recognize that the territory for further distribution of goods is the territory of the Russian Federation and states of CIS.

2. COST OF GOODS AND PAYMENT PROCEDURE

         2.1. Cost of each lot of the goods delivered by Vendor for sales within the frames of the present contract is indicated in way - bills.

         2.2. Payment for the goods to be delivered is implemented in Russian roubles, in the form of cash payment or clearing, after the parties has agreed on assortment and volume of the lot of goods.

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3. TERMS AND DELIVERY PROCEDURE

         3.1. Goods are delivered to Purchaser from Vendor's warehouse, only after money has been remitted to a Vendor's cash or settlement account.

         3.2. The fact of acceptance of goods is confirmed by parties' signing the way - bill.

         3.3. Purchaser has the right to refuse to accept the goods, in case it does not correspond to request's assortment.

4. QUALITY OF GOODS

         4.1. Goods supplied should correspond to standards of the manufacturing factory in respect of quality and completeness.

5. PACKAGE AND PACKING PROCEDURE

         5.1. Goods should be packed into package (packing) ensuring its identity and complete safety from damage and losses of any type during shipment and storage.

6. COMMITMENTS OF PARTIES
         6.1. Vendor shall:
         6.1.1. Transfer to Purchaser the goods in amount, assortment, at a price and within periods of time, as determined by provisions of the present contract.

         6.1.2. Perform exchange of inferior goods and also goods not corresponding to provisions of the present contract or Purchaser's request within ten days since the moment of reception of information on such goods from Purchaser.

         As inferior goods, one should consider the goods with obvious or concealed defects and also the goods returned by the third persons in connection with presence of defects therein, which appeared through Vendor's fault and were not stipulated for by him while delivering.

         6.2. Purchaser shall:

         6.2.1. Accept the goods in the presence of Vendor's representative at the address indicated in item 3.1. of the present contract.

         6.2.2. Pay for the sold goods in accordance with provisions of the present contract.

         6.2.3. Return the goods with observation of the following procedure:
         - goods return in connection with the defects present therein is implemented with the help of a separate way - bill with indication [defect present]. In this case the cassette should be stopped at the place, where the defect was found, and the defect description should be inserted to the cassette case.

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7. RESPONSIBILITY OF PARTIES
         7.1. Vendor's responsibility:

         7.1.1. In case the inferior goods or goods not corresponding to provisions of the present contract or Purchaser's request are delivered, Vendor shall for gratis exchange the goods for goods of high quality or goods corresponding to provisions of the present contract or Purchaser's request within the period of time as established by the present contract, or proportionally decrease purchase price of the goods, after parties' agreement has been reached in written form.

         All expenses incurred by Purchaser in connection with either exchange or return of the inferior goods to Vendor or elimination of revealed drawbacks by Purchaser are imposed upon Vendor.

         7.2. Purchaser's responsibility:

         7.2.1. In case Purchaser refuses to accept the goods delivered to him within the terms agreed by parties, he shall indemnify to Vendor all expenses incurred in this case, however, not more than 10 % of the value of the not accepted lot of goods.

8. SETTLEMENT OF ARGUMENTS AND DISAGREEMENTS

         8.1. All arguments and disagreements arisen in connection with execution of the present contract by parties will be settled in the course of negotiations between Vendor and Purchaser. If the agreement is not reached in the course of negotiations, disagreements will be settled in the Court of arbitration in accordance with the procedure established.

9. ADDITIONAL PROVISIONS

         9.1. Vendor has the right to produce and distribute videocassettes, which are the goods in the meaning of the present contract. If any claims in respect of the goods appear from the part of third persons, Vendor undertakes to eliminate them and bears full responsibility, in case material losses have appeared.

         All changes and supplements to the present contract are legalized in written form and signed by both parties. 9.2. The present contract is made in duplicate, both copies having the same legal force, one copy for each of the parties. 9.3. The present contract comes into force since the day of signing it and is valid till December 31, 2000.

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10. PARTIES' LEGAL ADDRESSES AND BANK DETAILS

Full     name    of    the  SP    [Varus     Video]        Full    name    of   the  Private          company
organization:               (AOZT).                        organization:            [OXIRIS].
Legal address:              109456,    Moscow,   1st       Legal address:            117802,  Moscow, Nauchny
                            Veshnyakovskii     lane,                                 passage, 12.
                            building 1.
Telephone:                                                 Telephone:                (095) 334 44 11
Fax:                                                       Fax:                      (095) 937 50 60
Bank name:                  Volgogradskoye  OSB  No.       Bank name:                AKB[Evrozapsibbank].
                            7976  /  0847  in  MB AK
                             SB, Russian Federation.

Settlement account:         40702810238240101473           Settlement account:       40702810700030000049
BIK:                        044525342                      BIK:                      044585726
Correspondent account:      30101810600000000342           Correspondent account:    3010181000000000726
INN:                        7721003561                     INN:                      7706200205
OKONKh:                                                    OKONKh:                   71100, 71200
OKPO:                                                      OKPO:                     51260913
(Signature)                                                (Signature)
(Seal)                                                     (Seal)
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